As filed with the Securities and Exchange Commission on May 31, 2005
Registration No. 333-52631

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	94-2844166
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employee Identification Number)

135 East 57th Street
New York, New York 10022
(212) 583-0604
(Address, including zip code, and telephone number including area code, of Registrant’s principal executive offices)

E*TRADE Financial Corporation
1996 Stock Incentive Plan
(Full title of plan)

Russell S. Elmer
General Counsel and
Corporate Secretary
E*TRADE FINANCIAL CORPORATION
135 East 57th Street
New York, New York 10022
(212) 583-0604

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Bruce K. Dallas, Esq.
1600 El Camino Real
Menlo Park, California 94025
(650) 752-2000

EXPLANATORY NOTE

This Post-Effective Amendment is being filed in connection with the following registration statements of E*TRADE Financial Corporation (the “Registrant”) on Form S-8 (the “Registration Statements”), pursuant to which shares of the common stock, par value $.01 (as adjusted for stock splits), were registered for issuance under the Registrant’s 1996 Stock Incentive Plan, as amended (the “1996 Plan”):

Registration Statement No. 333-113558
Registration Statement No. 333-81702, as amended by Post-Effective Amendment No. 1
Registration Statement No. 333-54904
Registration Statement No. 333-35074
Registration Statement No. 333-52631
Registration Statement No. 333-12503

On May 26, 2005, the stockholders of the Registrant approved the E*TRADE Financial Corporation 2005 Equity Incentive Plan (the "2005 Plan"), which replaces the 1996 Plan.

Of the shares registered in connection with the 1996 Plan under the Registration Statements, approximately 19,209,796 shares have not been issued and are not subject to issuance upon the exercise of outstanding options granted under the 1996 Plan, and 43,651,876 shares remain subject to issuance in connection with outstanding awards under the 1996 Plan (collectively, the “Carried Forward Shares”). In the event up to 39,000,000 of these 43,651,876 shares are not issued in connection with the 1996 Plan, such as when a currently outstanding option granted under the 1996 Plan is canceled without being exercised, such shares will become available for issuance in connection with the 2005 Plan.

The Registrant will file a Registration Statement on Form S-8 to register shares of its Common Stock for issuance pursuant to the 2005 Plan, including but not limited to the Carried Forward Shares. This Post-Effective Amendment is being filed to reallocate the Carried Forward Shares from the Registration Statements and to carry over the registration fees paid for the Carried Forward Shares from the Registration Statements.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 27, 2005.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Mitchell H. Caplan

	Name:	Mitchell H. Caplan
	Title:	Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mitchell H. Caplan

Mitchell H. Caplan	Chief Executive Officer and Director (Principal
	Executive Officer)	May 27, 2005

/s/ Robert J. Simmons

Robert J. Simmons	Chief Financial Officer
	(Principal Financial and Accounting Officer)	May 27, 2005

/s/ George Hayter

George Hayter	Chairman of the Board	May 27, 2005

William A. Porter	Chairman Emeritus

Ronald D. Fisher	Director

/s/ Michael K. Parks

Michael K. Parks	Director	May 27, 2005

/s/ C. Cathleen Raffaeli

C. Cathleen Raffaeli	Director	May 27, 2005

/s/ Lewis E. Randall

Lewis E. Randall	Director	May 27, 2005

Lester C. Thurow	Director

/s/ Donna L. Weaver

Donna L. Weaver	Director	May 27, 2005

/s/ Daryl G. Brewster

Daryl G. Brewster	Director	May 27, 2005

Stephen H. Willard	Director